Consent of Independent Registered Public Accounting Firm

Interface, Inc. Savings and Investment Plan
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-93679 and 333-10377) of Interface, Inc. of our report dated June 21, 2013 relating to the financial statements and supplemental schedule of Interface, Inc. Savings and Investment Plan which appear in this Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP
Atlanta, Georgia

June 21, 2013